Exhibit 4.28

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of December 16, 2009 is entered into by and between Conspiracy Entertainment Holdings,  Inc., a Utah corporation (the “Company”) and each of the purchasers holders identified on the signature pages hereof (the “Purchasers”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreements (each as defined below).

WHEREAS, pursuant to the Securities Purchase Agreement, dated August 31, 2004 as amended, by and among the Company and the purchasers signatory thereto (the “August 2004 Purchase Agreement” and such purchasers, the “August 2004 Purchasers”, the Company issued to the August 2004 Purchasers 5% Secured Convertible Debentures in the aggregate principal amount of $1,050,000 dated August 31, 2004 due on August 31, 2006 (the “August 2004 Debentures”) and Class 2004-A (the “August 2004 Class-A Warrants”) and Class 2004-B common stock purchase warrants dated August 31, 2004 (the “August 2004 Class-B Warrants”, and together with the August 2004 Class-A Warrants, the “August 2004 Warrants” and together with the August 2004 Purchase Agreement and the August 2004 Debentures, the “August 2004 Transaction Documents”);

WHEREAS, on October 6 2004, the Company issued to one accredited investor (the “October 2004 Purchaser”) a 5% Secured Convertible Debenture in the principal amount of $50,000 (the “October 2004 Debenture”) and Class 2004-A (the “October Class 2004-A Warrants”) and Class 2004-B common stock purchase warrants dated October 6, 2004 (the “October Class B-2004 Warrants” and together with the October Class 2004-A Warrants, the “October 2004 Warrants” and together with the October 2004 Debenture, the “October 2004 Transaction Documents”);

WHEREAS, pursuant to the Securities Purchase Agreement, dated February 9, 2005, as amended, by and among the Company and the purchaser signatory thereto (the “February 2005 Purchase Agreement” and such purchasers, the “February 2005 Purchasers”), the Company issued to the February 2005 Purchasers 5% Secured Convertible Debenture in the aggregate principal amount of $650,000 dated February 9, 2005 (the “February 2005 Debentures”) and Class 2005-A (the “February Class 2005-A Warrants”) and Class 2005-B common stock purchase warrants dated February 9, 2005 (the “February Class 2005-B Warrants, and together with the February Class 2005-A Warrants, the “February 2005 Warrants”, and together with the February 2005 Purchase Agreement and the February 2005 Debenture, the “February 2005 Transaction Documents”);

WHEREAS, on August 5, 2005 and August 8, 2005, the Company issued to two accredited investors (the “August 2005 Purchasers”) Notes in the aggregate principal amount of $223,600 (the “August 2005 Notes”.  In connection with the issuance of the August 2005 Notes, the Company entered into an Amendment Agreement (the “August 2005 Amendment and together with the August 2005 Notes, the “August 2005 Transaction Documents”), pursuant to which the August 2005 Notes were added to the Security interest agreements entered into in connection with the August 2004 Purchase Agreement and the February 2005 Purchase Agreement.  In addition, the conversion price of the August 2004 Debentures and the February 2005 Debentures was amended to the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for the Company’s common stock for the 30 trading days prior to a conversion date;

WHEREAS, on August 11, 2006, the Company entered into a Second Amendment Agreement, by and among the Company and the subscribers signatory thereto (the “August 2006 Amendment”), and such subscribers, the “August 2006 Purchasers”) pursuant to which the Company issued 15% Secured Convertible Notes in the aggregate principal amount of $247,000 (the “August 2006 Notes” and together with the August 2006 Amendment, the “August 2006 Transaction Documents”).  Pursuant to the August 2006 Amendment, the conversion price of the August 2004 Debentures and the February 2005 Debentures was amended to the lesser of $0.02 or 70% of the average of the 5 lowest closing bid prices for the Company’s common stock for the 30 trading days prior to a conversion date.  In addition, certain officers of the Company delivered signed resignations which were to be effective in the event certain revenue targets were not met during the year ended December 31, 2006,

WHEREAS, pursuant to the Subscription Agreement dated March 30, 2007, by and among the Company and the subscribers signatory thereto (the :”March 2007 Subscription Agreement”), and such subscribers, the “March 2007 Purchasers”), the Company issued to the March 2007 Purchasers 15% Secured Convertible Notes in the aggregate principal amount of $80,000 dated March 30, 2007 (the “March 2007 Notes”) and together with the March 2007 Subscription Agreement, the “March 2007 Transaction Documents”);

WHEREAS, pursuant to the Subscription Agreement dated July 9, 2007, by and among the Company and the subscribers signatory thereto (the :”July 2007 Subscription Agreement”), and such subscribers, the “July 2007 Purchasers”), the Company issued to the July 2007 Purchasers 15% Secured Convertible Notes in the aggregate principal amount of $200,000 dated July 9, 2007 (the “July 2007 Notes”) and together with the July 2007 Subscription Agreement, the “July 2007 Transaction Documents”);

WHEREAS, on February 21, 2008, the Company issued to two accredited investors (the “February 2008 Purchasers”) secured notes in the aggregate principal amount of $227,778 (the “February 2008 Notes”);

WHEREAS, pursuant to the Subscription Agreement, dated May 21, 2009, as amended, by and among the Company and the subscribers signatory thereto (the “May 2009 Subscription Agreement” and such subscribers, the “May 2009 Purchasers” and together with the August 2004 Purchasers, the October 2004 Purchasers, the February 2005 Purchasers, the August 2005 Purchasers, the August 2006 Purchasers, the March 2007 Purchasers, the July 2007 Purchasers, and the February 2008 Purchasers, the “Purchasers”), the Company issued to the May 2009 Purchasers 15% Secured Convertible Notes dated May 21, 2009 (the “May 2009 Notes” and together with the August 2004 Debentures, the October 2004 Debentures, the February 2005 Debentures, the August 2005 Notes, the August 2006 Notes, the March 2007 Notes, the July 2007 Notes and the February 2008 Notes, the “Notes” and together with the August 2004 Transaction Documents, the October 2004 Transaction Documents, the February 2005 Transaction Documents, the August 2005 Transaction Documents, the August 2006 Transaction Documents, the March 2007 Transaction Documents, the July 2007 Transaction Documents and the February 2008 Notes, the “Transaction Documents”);

WHEREAS, the Company and the Purchasers have agreed to certain amendments to the Transaction Documents subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Waiver of Existing Defaults. The Purchasers hereby waive any defaults or breaches that may have resulted by way of the Company's failure to pay any and all amounts outstanding under the Notes by their stated maturity dates.

2. Extension of Maturity Dates. The Maturity Dates of each of the Notes shall be extended until June 30, 2011.

3. Adjustment to Conversion Price.  The definition of the Conversion Price in each of the Notes shall be deleted in its entirety and replaced with the following:

“Conversion Price” means the lesser of (i) $0.01 or (ii) 70% of the average of the 5 lowest closing bid prices of the Common Stock of the Company for the 30 Trading Days prior to the Conversion Date.

4. Addition of Conversion Feature to August 2005 Notes.

(a) The following Section 1.5 shall be added to the August 2005 Notes:

1.5    The Holder shall have the right to convert the principal and any interest due under this Note into shares of the Borrower’s Common Stock, $0.001 par value per share (“Common Stock”) as set forth below:

(a)            The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 1.5(b) hereof (the "Conversion Price"), determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Second Amendment).  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b)            Subject to adjustment as provided in Section 1.5(c) hereof, the conversion price per share shall be equal to the lesser of (i) $0.01 or (ii) 70% of the average of the 5 lowest closing bid prices of the Common Stock of the Company for the 30 Trading Days prior to a Conversion Date  (“Conversion Price”).

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 1.5(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental  Transaction"), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the respective Purchase Agreements), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the respective Purchase Agreement.  Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the respective Purchase Agreement.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 1.5(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

(b) The following Section 1.6 shall be added to the August 2005 Notes:

1.6           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 1.5(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

(c) The following Section 1.7 shall be added to the August 2005 Notes

1.7           Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 1.7, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

(d) The Notice of Conversion in the form annexed hereto as Exhibit A shall be added to the August 2005 Notes.

5. Addition of Conversion Feature to February 2008 Notes.

(a) The following Section 1.3 shall be added to the February 2008 Notes:

1.3 The Holder shall have the right to convert the principal and any interest due under this Note into shares of the Borrower’s Common Stock, $0.001 par value per share (“Common Stock”) as set forth below:

(a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 1.3(b) hereof (the "Conversion Price"), determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Second Amendment).  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b) Subject to adjustment as provided in Section 1.3(c) hereof, the conversion price per share shall be equal to the lesser of (i) $0.01 or (ii) 70% of the average of the 5 lowest closing bid prices of the Common Stock of the Company for the 30 Trading Days prior to a Conversion Date (“Conversion Price”..

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 1.3(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If (A) the Borrower effects any merger or  consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions,  (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower, or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental  Transaction"), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D.           Share Issuance.   So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the respective Purchase Agreements), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the respective Purchase Agreement.  Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the respective Purchase Agreement.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 1.3(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

(b) The following Section 1.4 shall be added to the February 2008 Notes:

1.4           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 1.3(a) hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

(c) The following Section 1.5 shall be added to the February 2008 Notes:

1.5           Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 1.5, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

(d)            The Notice of Conversion in the form annexed hereto as Exhibit A shall be added to the February 2008 Note.

6. Addition of Cashless Exercise Feature to August 2004 Class-B Warrants.

(a) The following Section 2.4 shall be added to the August 2004  Class-B Warrants:

2.4  Cashless Exercise.

(i) Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(ii) Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
          A

Where	X= Y=
the number of shares of Common Stock to be issued to the holder the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2.4 subject to any limitations on exercise contained herein.

7. Addition of Cashless Exercise Feature to October Class B-2004 Warrants.

(b) The following Section 2.1(e) shall be added to the October Class B-2004 Warrants:

(e)           Cashless Exercise.

(i) Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(ii) Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
          A

Where	X= Y=
the number of shares of Common Stock to be issued to the holder the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2.1(e) subject to any limitations on exercise contained herein.

8. Addition of Cashless Exercise Feature to February Class 2005-A Warrants and February Class 2005-B Warrants.

(a) The following Section 2.4 shall be added to the February Class 2005-A Warrants and the February Class 2005-B Warrants:

2.4  Cashless Exercise.

(i) Payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(ii) Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
          A

Where	X= Y=
the number of shares of Common Stock to be issued to the holder the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	Fair Market Value

B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2.4 subject to any limitations on exercise contained herein.

9. Extension of Expiration Dates.  The Expiration Date of the February Class 2005-A Warrants is hereby extended to February 28, 2012.

10. Required Payments Under Notes.  There shall be no cash payments required under the Notes until their Maturity Dates.  Any statements to the contrary contained in the Notes shall be deleted in their entirety.

11. Issuance of Warrants.  The Company shall issue to the Purchasers an aggregate of 10,000,000 shares of the Company’s Common Stock for a term of 5 years exercisable at the lesser of (i) $0.01 or (ii) 70% of the average of the 5 lowest closing bid prices of the Common Stock of the Company for the 30 Trading Days prior to the Exercise Date in the form attached hereto as Exhibit B (the “December 2009 Warrants”).

12. Issuance of Notes in Lieu of Outstanding Interest.  The Company shall issue to the Purchasers notes in the aggregate principal amount of $721,146.27 in consideration of any and all outstanding interest on the Notes in the form annexed hereto as Exhibit C (the “Interest Notes”).  The Interest Notes shall bear interest at a rate of 15% per annum, shall be convertible into shares of the Company’s Common Stock at a Conversion Price equal to $0.01 per Share and shall be due on December 31, 2011.

13. Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Purchasers as of the date of its execution of this Agreement

(a) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, subject to the terms hereof and thereof, do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Issuance of the Interest Notes and Warrants.  The Interest Notes and December 2009 Warrants are duly authorized and, upon the execution of this Agreement by the Purchasers will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The underlying shares, when issued in accordance with the terms of the Interest Notes ad Warrants will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company will have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the underlying shares sufficient for the conversion in full of the Notes, the Interest Notes and the Warrants.

(d) Holding Period for Notes. Pursuant to Rule 144, the holding period of the Notes (and underlying shares issuable upon conversion and redemption thereof) shall tack back to the original issue date of each of the Notes.  The Company agrees not to take a position contrary to this Section 9(d).  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions (which may be satisfied pursuant to Section 11), necessary to issue to the underlying shares issuable upon conversion and redemption thereof) without restriction and not containing any restrictive legend without the need for any action by the Purchaser.

(e) No Novation.  The Amended and Restated Notes are being issued in substitution for and not in satisfaction of the Notes.  The Amended and Restated Notes shall not constitute a novation or satisfaction and accord of any of the Notes.  The Company hereby acknowledges and agrees that the Amended and Restated Notes shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Notes and shall not extinguish or release the Company or any of its Subsidiaries under any Transaction Document (as defined in the Purchase Agreements) or otherwise constitute a novation of its obligations thereunder.

(f) Equal Consideration.  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Amended and Restated Notes or Transaction Documents.

14. Representations and Warranties of the Purchasers.  Each Purchaser hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Such Purchaser represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

15. Public Disclosure.  On or before 5:30 pm (Eastern Time) on the fourth Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Purchasers disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Purchasers in issuing any other press releases with respect to the transactions contemplated hereby

16. Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreements and Notes shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchasers under the Purchase Agreements and Notes.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any and all of the Purchase Agreements and Notes as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other of the Purchase Agreements or Notes, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

17. Fees and Expenses.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

18. Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

19. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

20. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchasers holding at least 67% of the principal amount of the Amended and Restated Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

21. Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

22. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

23. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

24. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

25. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

26. Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

27. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

28. Re-Issuance of Amended and Restated Notes. Upon the written request of either any of the Purchasers or the Company, each party shall use commercially reasonable efforts to deliver the instruments representing the original Notes to the Company in exchange for replacement instruments that reflect the revised terms of such securities as set forth in this Agreement.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

By:	/s/
Name
Title

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOW]

[PURCHASER'S SIGNATURE PAGE TO CPYE AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER'S SIGNATURE PAGE TO CPYE AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

Name of Purchaser:
Signature of Authorized Signatory of Purchaser: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

Name of Purchaser:
Signature of Authorized Signatory of Purchaser: __________________________
Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Conspiracy Entertainment Holdings, Inc. on February __, 2008 into Shares of Common Stock of Conspiracy Entertainment Holdings, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________